Exhibit 10.14

Amended and Restated Secured Business Loan Agreement dated as of February 18, 2000 between Bank of America, NA and Spectrum Numismatics International, Inc.

 Bank of America, National Association
231 South LaSalle Street
Chicago, Illinois 60697

 Amended and Restated Secured Business Loan Agreement

 THIS AMENDED AND RESTATED SECURED BUSINESS LOAN AGREEMENT ("Agreement") dated as of February 18, 2000, is between BANK OF AMERICA, NATIONAL ASSOCIATION (the 'Bank') and SPECTRUM NUMISMATICS INTERNATIONAL, INC. (the "Borrower") and amends and restates that certain Amended and Restated Secured Business Loan Agreement dated as of April 20, 1998, as amended, between the Bank and the Borrower.

 I. LINE OF CREDIT AMOUNT AND TERMS.
I. I       Line of Credit Amount.
(a) During the Availability Period defined below, the Bank will provide A line of credit (the "Line of Credit') to the Borrower. The amount: of the Line of Credit (the 'Line of Credit Commitment'}is the lesser of:
(i)         $10,000,000 or
(ii)        the Borrowing Base (as defined in Section 1. l(b)) or
(iii) the loan value of Acceptable Securities (defined below) pledged to the Bank. The loan value of an Acceptable Security will be equal to fifty percent(50%) of its Market Value (as defined in Section 1.4(c)). The advance rate specified above may be changed by the Bank at any time for reasonable cause, including for the purpose of complying with changes in laws or regulations applicable to loans of this type. An "Acceptable Security" means any common stock duly authorized and issued by Greg Manning Auctions, Inc. that is publicly traded on a national securities exchange or on the National Association of Securities Dealer Automated Quotation System and has a market price of at least $ 10.00 per share or unit

In addition, if the security is or has been subject to Rule 144 of the Securities and Exchange Commission, all holding periods and other requirements of the applicable rule must have been met as of the date of the security is pledged to the Bank so that the Bank would be entitled to dispose of the security in the public market immediately and in full if any Event of Default occurs under this Agreement. No restrictions on transfer or hypothecation of any security may appear on any stock certificate delivered to the Bank. The security may not be subject to any other restriction or limitation by applicable laws or agreements governing its sale, transfer, or pledge.
(b)       The following terms shall have  the  following respective meanings for purposes of this Agreement:
(i) "Borrowing Base" means an amount equal to (x) 75% (or such other percentage as the Bank, in its discretion, to be exercised in a commercially reasonable manner deems appropriate) of Eligible Accounts Receivable, plus (y) 60% (or such other percentage as the Bank, in to discretion, to be exercised in a commercially reasonable manner, deems appropriate) of Eligible Inventory. The foregoing notwithstanding, for purposes of calculating the Borrowing Base, 60 % (or such other percentage as the Bank, in its discretion to be exercised in a commercially reasonable manner deems appropriate) of Eligible Inventory shall be deemed to have a maximum value of $7,000,000. Provided no default has occurred and is continuing under this Agreement, the Bank agrees to provide to the Borrower thirty (30) days' prior notice before the Bank exercises its discretion to reduce the advance rates set forth above in this subsection. (ii) "Eligible Accounts Receivable" means all accounts receivable of the Borrower which are determined, in the sole and absolute discretion of the Bank, to be eligible for advance. The following categories of accounts receivable shall be excluded from eligibility, together with such other exclusions as the Bank shall from time to time determine including, but not limited to, the Bank's right to exclude and reserve accounts receivable from eligibility due to any actual or potential liens, claims or risks which the Bank believes might impair the value of the accounts receivable, the Bank's rights and interests therein and/or the Borrower's ability to repay the indebtedness payable under this Agreement:
(A) Any account receivable unpaid more than 90 days from the invoice date unless the account receivable is secured by coins held in inventory of the Borrower;
(B) Any account receivable from any one account debtor of the Borrower having 25 % or more of its aggregate accounts receivable due to the Borrower unpaid for more than 90 days from the dates of the respective invoices; (C) Any account receivable due more than sixty (60} days from the dale of invoice; (D) Any account receivable against the payment of which the account debtor therein claims to have, may have or has any defense, setoff or counterclaim; (E) Any account receivable on which the account debtor is located outside the United States, unless supported by a letter of credit (a beneficiary of which is the Bank) or other security deemed to be acceptable by the Bank: (F) Any account receivable in excess of $250,000 on which the account debtor is a parent, subsidiary or affiliate of the Borrower; (G) Any account receivable with respect to which the account debtor is the United States government or any department, agency or instrumentally of the United States government unless appropriate assignment of claims forms are executed in advance; (H) Any account receivable not arising out of the Borrower's ordinary course of trade or business; and (I} Any account receivable which the Bank elects to exclude because of the unsatisfactory financial responsibility, payment record or reputation of the account debtor. (iii) "Eligible Inventory" means such inventory of the Borrower which is unencumbered and which shall, in the sole and absolute discretion of the Bank, be deemed eligible for advance, valued at the lesser of the Borrower's cost or the market value thereof. The following categories of inventory shall be excluded from eligibility, together with such other exclusions as the Bank shall from time to time determine, and so notifies the Borrower in writing, including, but not limited to, the Bank's right to exclude and reserve inventory from eligibility due to any actual or potential liens, claims or risks which the Bank believes might impair the value of the inventory, the Bank's rights and interests therein and/or the Borrower's ability to repay the indebtedness payable under this Agreement: (A) Any inventory consisting of uninspected returned goods: (B) Any inventory consisting of packaging materials, promotional materials or supplies; (C) Any inventory which is not located on the premises referred to in Section 6.8, or at other secured locations owned, or rented by the Borrower to the extent such other locations are subject to, and covered by the Bank's perfected security interest. or is in-transit or is under consignment to or from any person: (D) Any inventory which is obsolete or currently not usable or saleable in the ordinary course of business of the Borrower; and (E) Any inventory which is not of good and merchantable quality free from defects which would affect the market value thereof. (c) This is a revolving line of credit providing for cash advances. During the Availability Period, the Borrower may repay principal amounts and reborrow them.
 (d) Each advance will be for at least $10.000, or for the amount of the remaining available Line of Credit Commitment, if less.
(e) The Borrower agrees not to permit the outstanding principal balance of the Line of Credit to exceed the Line of Credit Commitment.

1.2 Availability Period. This Line of Credit is available (the 'Availability Period') between the date of this Agreement and March 1, 2001 (the 'Expiration Date') unless an Event of Default occurs under this Agreement

1.3 Interest Rate. The interest rate is the Prime Rate defined below. The 'Prime Rate' is the fluctuating rate of interest established by the Bank from tune time to time, at its discretion, whether or not such rate shall be otherwise published.. The Prime Rate is established by the Bank as an index and may or may not at any time be the best or lowest rate charged by the Bank to any loan.

1.4     Repayment Terms.
(a) Interest. The Borrower will pay interest on March 1,2000, and then monthly thereafter on the first day of each month until payment in full of any principal outstanding under this line of credit (b) Principal. The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.
(c) Under Margin-Additional Pledge, Mandatory Prepayment. If for any reason, including a decline in the Market Value (as hereinafter defined) of the Securities (as hereinafter defined), the ratio of the Market Value of the Securities is less than 50% of the unpaid principal amount of the Line of Credit (the 'Loan-to-Value Ratio"}, the Bank will notify the Borrower that the Borrower is under margin. Within five Banking Days of the mailing of any such notice by the Bank, the Borrower will cause the proper Loan-to-Value Ratio to be restored by either (i) making a payment on the Line of Credit in the amount of the shortfall, or (ii) pledging to the Bank additional collateral that is acceptable to the Bank in its sole discretion. 'Market Value' means, to the extent quotations are available, the closing sale price of the Securities on the preceding Banking Day as appearing on any regularly published reporting or quotation service or, if there is no closing sale price, any reasonable estimate used by the Bank in accordance with sound banking practices: provided. however. that any Securities having a closing sale price of less than $10 per share or unit shall be deemed to have a Market Value of zero dollars ($0).

2.       LOAN FEES AND EXPENSES

2. 1    Loan  Fee. The Borrower agrees to pay a $30,000 loan fee due on the date of this Agreement.

2.2     Expenses.
(a) The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees. title report fees and documentation fees.
(b) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

 3.       DISBURSEMENTS, PAYMENTS AND COSTS

3.1 Requests for Credit. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

3.2 Disbursements and Payments. Each disbursement by the Bank and each payment by the Borrower will be:
(a)       made in immediately available funds;
 (b) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes. (c) Each payment made by the Borrower will be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m,, Chicago time, on the date called for under this Agreement at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697. Funds received on any day after such time will be deemed to have been received on the next Banking Day. Whenever any payment to be made under this Agreement is stated to be due on a day which is not a Banking Day, such payment will be made on the next succeeding Banking Day and such extension of time will be included in the computation of any interest

3.3      Telephone Authorization.
(a) The Bank may honor telephone instructions for advances or repayment given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individuals designated by any one of such authorized signers. (b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.
(c) The Borrower will provide written confirmation to the Bank of any telephone instructions within three days. If there is a discrepancy and the Bank has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation.
(d) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from acting in accordance with telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement.

3.4     Direct Debit.
         (a) The Borrower agrees that interest and any fees will be deducted automatically on the due date from its checking account.
         (b) The Bank will debit the account on the dates the payments become due. If a due date does not fall on a Banking Day, the Bank will debit the account on the next Banking Day following the due date.
         (c) The Borrower will maintain sufficient funds in the account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

3.5 Banking Days. Unless otherwise provided in this Agreement, a "Banking Day" is a day other than a Saturday or a Sunday on which the Bank is open for business in Chicago. Illinois. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day.All payments received on a day which is not a Banking Day will be applied to the credit on the next Banking Day.

  3.6 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees,if any, will be computed on the base of a 360 day year and the actual number of days elapsed.

   3.7 Interest on Late Payments. At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) will bear interest from the due date at the Prime Rate. This may result in compounding of interest.

   3.8 Default Rate. Upon the occurrence and during the continuation of any default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is 2% higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

  3.9 Overdrafts. At the Bank's sole opinion in each instance, the Bank may make advances under this Agreement to prevent or cover an overdraft on any account of the Borrower with the Bank. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, at the interest rate described in this Agreement.

 4.       SECURITY.

4.1 Security Interest. In order to secure the prompt payment of the principal of and interest on the line
        -------- ---------
 of credit and any other amounts payable under this Agreement, the Borrower hereby grants to the Bank a continuing security interest in and to all of the Borrower's property and interests in property listed below, whether now owned by the Borrower, existing, hereafter acquired or arising, or in which the Borrower now or hereafter has any rights and wherever located:
(a) Accounts, including, without limitation, accounts receivable, other receivables, contract rights, chattel paper, instruments and documents; (b) Inventory, including, without limitation, goods, merchandise, raw materials, goods in process, finished goods, component materials, supplies, packaging materials and all other goods or items used or consumed in the operation of the Borrower's business or which contribute to finished goods or the sale, promotion of shipment of finished goods or which are held by the Borrower for sale, lease or resale or furnished or to be furnished by the Borrower under contracts of service; (c) Equipment. machinery, furniture and fixtures, including, without limitation, vehicles and trade fixtures: (d) General- Intangibles, including. without limitation, corporate or other business records, choses-in action, causes of action, inventions, designs, patents, patent applications, trademarks, trade names, goodwill, copyrights, registrations, licenses, franchises, tax refund claims, computer programs, guarantee claims and security for the payment of accounts receivable; (e) Investment Property, including. without limitation, all securities, whether certificated or uncertificated, including, without limitation, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit and mutual funds shares, all securities entitlements, including, without limitation, all rights to any securities account, and any free credit balance or other money owing by any securities intermediary with respect to such account, all securities accounts, all commodity contracts and all commodity accounts.
(f) All deposit accounts maintained by the Borrower with the Bank and all monies, residues and property of' any kind now or at any time hereafter in the possession or under the control of the Bank or a bailee of the Bank: (g) All accessions to, substitutions for and all replacements, products and proceeds of the items listed above, including, without limitation, proceeds of insurance policies insuring any of the items listed above: and (h) All books and records (including, without limitation, the Borrower's customer lists, credit files, computer programs and other computer materials and records) pertaining to any of the foregoing.

 The property listed above in this Section 4.1 and below in Section 4.2 is collectively referred to in this Agreement as the "Collateral".

4.2 Other Collateral Documents. Upon the Bank's request, the Borrower agrees to deliver to the Bank
        ----- ---------- ----------
 such financing statements and other documents and take such actions, as the Bank may consider necessary in order to establish and maintain the Bank's rights under this Agreement and valid and perfected security interests in the Collateral in favor of the Bank, free of all other liens, claims and rights of other parties.

4.3 Stock Pledge. The Borrower agrees to deliver to the Bank an original signed Pledge Agreement and stock powers conveying a security interest in the Guarantor's stock of Grcg Manning Auctions.Inc. (collectively, the "Securities')
 (together with the collateral in which the Bank requires a possessory security interest).

4.4 Other Agreements. The Borrower agrees that the Collateral shall, to the extent permitted by law, also secure any other agreements, contingent or otherwise, that the Borrower may have with the Bank, now or in the future.

4.5     Collections: Bank's  Right to Notify Account Debtors: Verification.
The Borrower hereby authorizes the Bank, now at any time or times hereafter an Event of Default and during the continuance thereof to (i) notify any or all of the Borrower's account debtors that the Borrower's accounts receivable have been assigned to the Bank and that the Bank has a security interest thereon and (ii) direct such account debtors to make all payments due from them to the Borrower upon such accounts receivable directly to the Bank or to a lock box designated by the Bank. The Bank shall promptly furnish the Borrower with a copy of any such notice sent. Any such notice, in the Bank's sole discretion, may be sent on the Borrower's stationary, in which event the Borrower shall co-sign such notice with the Bank. The Bank shall have the right at any time and from time to time to make test verifications of the Borrower's accounts receivable in any manner and through any commercially reasonable medium that it considers advisable and the Borrower agrees to furnish all such assistance and information as the Bank may require in connection therewith, provided that the Bank will not directly contact the Borrower's account debtors.

 5.       CONDITIONS
The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this
Agreement:

5.1 Authorizations. Evidence that the execution, delivery and performance by the Borrower (and the Guarantor) of this Agreement and any instrument or agreement required under this Agreement have been duly Authorized.
5.2 Governing Documents. A copy of the Borrower's Articles of Incorporation and By-Laws.
5.3 Security Agreements. Signed original security agreements, assignments, financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank  requires.
5.4 Pledge Agreement. Signed original Pledge Agreement and stock powers (together with collateral in which the Bank requires a possessory security interest).
5.5 Evidence of Priority. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.
5.6     Guaranty. Guaranty signed by Greg Manning (the "Guarantor").
5.7 Good Standing. Certificate of good standing for the Borrower from its state of incorporation and from any other state in which the Borrower is required to qualify to conduct its business.
5.8          Other items. Any other items that the Bank reasonably requires.

6.       REPRESENTATIONS AND WARRANTIES
When the Borrower signs this Agreement, and until the Bank is repaid in full. the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation. 6.1 Organization of Borrower. The Borrower is a corporation duly formed and existing under the laws of the state where organized. 6.2 Authorization. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.
6.3 Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.
6.4 Good Standing. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.
6.5 No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.
6.6 Financial Information. All financial and other information that has been or will be supplied to the Bank. including the Borrower's audited financial statement dated as of September 30. 1999, and the Guarantor's financial statement dated as of November 30, 1999. is:
(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and the Guarantor's) financial condition.
(b)      in form and content required by the Bank.
(c)      in compliance with all government regulations that apply.
 Since the date of the financial statement specified above, there has been no material adverse change in the assets or the financial condition of the Borrower (or the Guarantor).
6.7 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which. if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.
6.8 Collateral. All of the Collateral is owned by the Borrower free of any title defects or any liens or interests of others, except for the security interest of the Bank, and except for the security interest of Total Leasing & Finance Inc., which has been subordinated to thee security interest of the Bank. All of the Collateral is located at the address(es) listed on the signature page to this Agreement, other secured locations owned, or rented by the Borrower, or is in-transit.
6.9 Permits, Franchises. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.
 6.10 Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.
6.11 Income Tax Returns. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year.
6.12 No Event of Default. There is no event which is, or with notice or lapse of lime or both would be, a default under ibis
Agreement.
6.13    ERISA Plans.
(a) Each Plan (other than a multiemployer plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan, and has not incurred any liability with respect to any Plan under Title IV of ERISA.
(b) There are no claims,  lawsuits  or actions  (including  by any  governmental authority), and there has been no prohibited transaction or violation of the fiduciary responsibility rules, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect. (c) With respect to any Plan subject to Title IV of ERISA: (i) No reportable event has occurred under Section 4043(c) of ERISA for which the PBGC requires 30 day notice. (ii) No action by the Borrower or any ERISA Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA. (iii) No termination proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding. (d) The following terms have the meanings indicated for purposes of this Agreement: (i) 'Code' means the Internal Revenue Code of 1986, as amended from time to time. (ii) 'ERISA' means the Employee Retirement Income Security Act of 1974, as amended from time to time. (iii} 'ERISA Affiliate* means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code.
(iv) 'PBGC" means the Pension Benefit Guaranty Corporation. (v) 'Plan* means a pension, profit-sharing, or stock bonus plan intended to qualify under Section 401(a) of the Code. maintained or contributed to by the Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.
6.14 Location of Borrower. The Borrower's place of business (or, if the Borrower has more than one place of business. its chief executive office) is located at the address listed under the Borrower's signature on this Agreement. 6.15 Year 2000 Compliance. The Borrower has conducted a comprehensive review and assessment of the Borrower's computer applications and made inquiry of the Borrower's key suppliers, vendors and customers with respect to the 'year 2000 problem' (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, the Borrower does not believe the year 2000 problem will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.
   7.        COVENANTS
The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:
7.1 Use of Proceeds. To use the proceeds of the credit only for working capital and other proper corporate purposes.
7.2 Financial Information. To provide the following financial information and statements and such additional information as requested by the Bank from time to time:
(a) Within 120 days of each June 30, the Borrower's annual financial statements. These financial statements must be audited by a Certified Public Accountant ("CPA") acceptable to the Bank.
(b) Within 30 days of the period's end. the Borrower's quarterly financial statements commencing on June 30,2000. These financial statements may be Borrower prepared.
(c) Within 30 days of each financial year-end, the Borrower's projected income statement and balance sheet. (d) Within 60 days of each December 31, the Guarantor's annual financial statement. (e) Within 15 days of filing, copies of the Guarantor's federal income tax return (with all forms K-l attached), together with a statement of any contributions made by the Guarantor to any subchapter S corporation or trust, and, if requested by the Bank, copies of any extensions of the filing date.
(f) Within 30 days of each quarter-end, or each request for an extension of credit if requested by the Bank, a Borrowing Base Certificate in the form attached hereto as Exhibit A.
(g) If requested by the Bank, a current accounts receivable aging report and inventory report in a form satisfactory to the Bank.
7.3 Other Debts. Not to have outstanding or incur any direct or contingent debt (other than those to the Bank, or become liable for the debts of others without the Bank's written consent. This does not prohibit:
(a)      Acquiring goods, supplies, inventory or  merchandise on normal trade credit.
(b)      Endorsing negotiable instruments received in the usual course of business.
(c)      Obtaining surety bonds in the usual course of business.
(d)      Debts in existence on the date of this Agreement as set forth on
 Schedule 7.5(d)hereto.
(e) Debt which is subordinated to the Bank pursuant to documentation in form and content acceptable to the Bank.
7.4 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the
Borrower now or later owns, except:
(a)Mortgages, deeds of trust and security agreements in favor of the Bank.
(b)Liens for taxes not yet due.
(c)Liens outstanding on the date of this Agreement disclosed in writing to the Bank.
7.5      Notices to Bank. To promptly notify the Bank in writing of:
(a)       any lawsuit over $500,000 against the Borrower (or the Guarantor).
(b) any substantial dispute between the Borrower (or the Guarantor) and any government authority.
(c)       any failure to comply with this Agreement.
(d) any material adverse change in the Borrower's (or the Guarantor's) financial condition or operations.
(e) any change in the Borrower's name. legal structure, place of business, or chief executive office if the Borrower has more than one place of business.
7.6 Books and Records. To maintain adequate books and records. 7.7 Audits. To allow the Bank audits agents to inspect the Borrower's properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.
7.8 Compliance with Laws. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrowers business.
7.9 Preservation of Rights. To maintain and preserve all rights, privileges, and franchises the Borrower now has.
7.10 Maintenance of Properties. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.
7.11 Perfection of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens. 7.12 Cooperation. To take any action requested by the Bank to carry out the intent of this Agreement. 7.13 Insurance (a) Insurance Covering Collateral. To maintain all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be in an amount acceptable to the Bank. The insurance must be issued by an insurance company acceptable to the Bank and must name the Bank as loss payee.
(b) Evidence of insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if requested by the Bank, a certificate of insurance listing all insurance in force.
7.14  Additional Negative Covenants. Not to, without the Bank's written consent:
(a) engage in any business activities substantially different from the Borrower's present business.
(b)      liquidate or dissolve the Borrower's business.
(c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination. The foregoing notwithstanding, the Borrower may enter into any joint venture that is engaged in substantially the same business as the Borrower's present business.
(d) lease, or dispose of all or a substantial part of the Borrower's business or the Borrower's assets.
(e)       intentionally omitted.
(f) sell or otherwise dispose of any assets for less than fair market value, or enter into any sale and leaseback agreement covering any of its fixed or capital assets.
(g)       voluntarily  suspend its business for more than 5 days in any 30 day period.
7.15 ERISA Plans- To give prompt written notice to the Bank of: (a) The occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice. (b) Any action by the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under
Section 4041 of ERISA.
(c) Any notice of noncompliance made with respect to a Plan under Section 4041 (b) of ERISA.
(d) The commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.
  8.       DEFAULT.
If any of the following events occur, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice, if an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.
8.1 Failure to Pay. The Borrower fails to make a payment under this Agreement when due or fails to make payment or deliver additional collateral to the Bank within the time period required under Section 1.4(c).
8.2 Lien Priority. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in the Collateral or any other properly given as security for this Agreement (or any guaranty).
83   False Information.  The Borrower has given the Bank false or misleading information or representations.
8.4 Death. The Guarantor dies. If the Borrower is a corporation, any principal officer or majority stockholder dies.
8.5 Bankruptcy. The Borrower (or the Guarantor) files a bankruptcy petition, a bankruptcy petition is filed against the Borrower (or the Guarantor) or the Borrower (or the Guarantor) makes a general assignment for t the benefit of creditors.
8-6     Receivers.  A receiver or similar official is appointed for the
 Borrower's (or the Guarantor's) business or the business is terminated.
8.7 Lawsuits. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of $500,000 or more, in excess of any insurance coverage, which are not dismissed within sixty (60) days thereafter. 8.8 Judgments. Any judgments or arbitration awards are entered against the Borrower (or the Guarantor) or the Borrower (or the Guarantor)
enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of $500,000 or more, in excess of any insurance coverage, and such judgments or arbitration awards remain unsatisfied or undischarged and in effect for sixty (60) consecutive days without a stay of enforcement or execution.
8.9 Government Action. Any government authority takes action that the Bank believes materially adversely affects the Borrower's (or the Guarantor's) financial condition or ability to repay.
8.10 Material Adverse Change. A material adverse change occurs in the Borrower's (or the Guarantor's) financial condition, properties or prospects, or ability to repay the loan.
8.11 Cross-default. Any default occurs under any agreement in connection with any credit the Borrower(or the Guarantor) has obtained from anyone else or which the Borrower (or the Guarantor) has guaranteed in the amount of $50,000 or more in the aggregate. 8.12 Default Under Related Documents. Any guaranty, subordination agreement, security agreement, mortgage, deed of trust, or other document required by this Agreement is violated or no longer in effect including, without limitation, the guaranty executed by the Guarantor of even date herewith as same may be amended from time to time.
8.13 Other Bank Agreements. The Borrower (or the Guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or the Guarantor) has with the Bank or any affiliate of the Bank.
 8.14 ERISA Plans. The occurrence of any one or more of the following events with respect to a Plan subject to Title IV of ERISA, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower with respect to a Plan:
(a) A reportable event occurs with respect to a Plan which is, in the reasonable judgement of the Bank likely to result in the termination of such Plan for purposes of Title IV of ERISA. (b) Any Plan termination (or commencement of proceedings to terminate a plan) or the Borrower's full or partial withdrawal from a Plan.
8.15 Other Breach Under Agreement. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by the Borrower to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement if such breach is cured within ten (10) days after the date on which the Bank gives written notice of the breach to the Borrower: provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

If an Event of Default occurs under Section 8.5 above entitled 'Bankruptcy" with respect to the Borrower, the entire debt outstanding under this Agreement will automatically be due immediately. If any Event of Default occurs, the Bank may do one or more of the following:
(a)Declare  all  amounts  outstanding  hereunder  immediately  due and  payable.
(b)Decline to make any additional advances to the Borrower. (c)Exercise all of the rights and remedies of a secured party under the Uniform Commercial Code of the Stale of Illinois or other applicable law; (d)Immediately take possession, with or without legal process, of any or all of the Collateral wherever found and for that purpose the Bank may enter upon any premises where the Collateral is located and remove the Collateral from such location or the Bank may require the Borrower to assemble the Collateral and deliver it to the Bank at a location designated by the Bank: and (e)Lease, sell or otherwise dispose of the Collateral at public or private sale or sales for cash, credit or any combination thereof in a commercially reasonable manner, with such notice as may be required by law (it being agreed that ten ( 10) days prior notice of a public or private sale of Collateral will be reasonable notice) and in lots or in bulk as the Bank in its sole discretion may deem advisable. Such sales may be adjourned from time to time with or without notice. The Bank will have the right to conduct such sales on the Borrower's premises or elsewhere and we shall have the right to use the Borrower's premises for such sales without charge. The Bank may purchase all or part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, the Bank may set off the amount of such price against the indebtedness under this Agreement. The proceeds realized from the sale of the Collateral will be applied as follows: first to the reasonable costs, expenses and attorneys' fees incurred by the Bank for collection, acquisition, protection, removal, storage, sale and delivery of the Collateral; second to any accrued and unpaid interest on the line of credit: third to the unpaid principal amount of the line of credit and any other amounts payable under this Agreement: and fourth to the Borrower or as may otherwise be required under applicable law. If any deficiency exists between the amount payable by the Borrower to the Bank and the amount of the proceeds of the sale. the Borrower will remain liable to the Bank for the deficiency.

The Bank may enforce any one of its remedies under this Agreement successively or concurrently, at its option. All of the remedies set forth above are in addition to all other remedies available to the Bank at law and in equity. No delay or failure on the part of the Bank to exercise any right or remedy which it may become entitled to exercise on account of an Event of Default will be held to be an abandonment of such right or remedy and the Bank will be entitled to exercise such right or remedy at any time during the continuance of an Event of Default. No waiver of a breach or default will be regarded as a waiver of a later breach or default. All waivers under this Agreement must be in writing.

The Borrower agrees to pay the Bank, the Bank's reasonable cost of collecting amounts due under this Agreement including reasonable attorneys' fees and legal expenses. After default, the Borrower agrees to pay interest at the Default Rate specified in Section 3.10 and the Borrower acknowledges that the Bank has the right to set off against any monies or deposits owing by the Bank to the Borrower.

 9.       ENFORCING This AGREEMENT; MISCELLANEOUS.
9.1 Illinois Law. THIS AGREEMENT IS GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. 9.2 Successors and Assigns. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan. and may exchange financial information about the Borrower with actual or potential participants or assignees: provided that such actual or potential participants or assignees agree to treat all financial information exchanged as confidential, 9.3 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.
9.4 Administration Costs. The Borrower will pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement. 9.5 Attorneys' Fees. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the
Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, 'attorneys' fees' includes the allocated costs of the Bank's in-house counsel. 9.6 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively: (a)represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and
(b)replace  any  prior  oral or  written  agreements  between  the  Bank and the
Borrower concerning this credit; and (c)are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. 9.7 Indemnification. The Borrower will indemnify and hold the Bank harmless from any loss. liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by the Bank to the
Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel). This 'indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand.
9.8 No Future Commitment The Borrower acknowledges that the Bank has made no commitment to extend any additional credit to the Borrower or to continue the credit provided hereunder after this Agreement expires or is terminated as provided herein. 9.9 Notices. All notices required under this Agreement will be in writing and will be transmitted by personal delivery, first class mail, overnight courier, or facsimile, to the addresses or facsimile numbers on the signature page of this Agreement, or to such other addresses or facsimile numbers as the Bank and the Borrower may specify from time to time in writing.
9.10 Headings. Article and paragraph headings are for reference only and will not affect the interpretation or meaning of any provisions of this Agreement.
9.11 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, will be deemed an original but all such counterparts will constitute but one and the same agreement. 9.12 Consent to Jurisdiction. To induce the Bank to accept this Agreement, the Borrower irrevocably agrees that, subject to the Bank's sole and absolute election. ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON THE BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT. 9.13 Prior Agreement Superseded. This Agreement supersedes the Secured Business Loan Agreement dated as of April 20, 1998 between the Bank and the Borrower, and any credit outstanding thereunder is deemed to be outstanding under this Agreement. 9.14 Commitment Expiration. The Bank's commitment to extend credit under this Agreement will expire on February 25, 2000, unless this Agreement and any documents required by this Agreement have been signed and returned to the Bank on or before that date. 9.15 Waiver of Jury Trial. THE BORROWER AND THE BANK EACH Waives ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE BANK OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

This Agreement is executed as of the date stated at the top of the first page.

BANK OF AMERICA, NATIONAL  ASSOCIATION
    Name: Emily B. Shanks
    Title: Vice President

SPECTRUM NUMISMATICS INTERNATIONAL, INC.
  Name: Elaine Dinges
  Title: COO


 Address where notices to the Bank are to be sent:
 Bank of America National Trust and Savings
 Association
231 South LaSalle Street
 Chicago, Illinois SOW
 Attn. Emily B. Shanks
Telecopier No.: (312)987-5637